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                                  EXHIBIT 99.1


Contact: Jean Anne Mire
         Investor Relations
         (713) 993-4602


                      PINNACLE GLOBAL GROUP COMPLETES EXIT
                           FROM ENVIRONMENTAL BUSINESS

         Houston, Texas, July 20, 2000 - Pinnacle Global Group, Inc. (Nasdaq:
PING) today announced the sale of certain assets of Energy Recovery Resources, Inc. (ERRI) to a wholly owned subsidiary of U.S. Filter, Inc. Additionally, U.S. Filter assumed certain liabilities of ERRI. The sale price was not disclosed. Pinnacle has accounted for ERRI as a discontinued operation since December 31, 1998 and will record an additional non-cash loss provision of $400,000 related to the sale in its second quarter results.

         "In January 1999, Pinnacle Global Group was created by combining the assets of TEI, Inc., a waste management company, with three financial services businesses. Following the merger the new board of PGG decided to discontinue ERRI, a wastewater treatment and waste oil recycling company," said Robert E. Garrison II, president and chief executive officer of Pinnacle Global Group. "The sale of ERRI completes our evolution to a financial services and asset management business. ERRI was not a profitable business for Pinnacle. We expect to invest the proceeds from the sale into assets more likely to yield returns on equity consistent with our core business."

         Pinnacle Global Group, Inc. is a diversified financial services firm based in Houston, Texas. It is the public holding company for three financial services companies, Sanders Morris Harris, Pinnacle Management & Trust, and PGG Capital. A copy of this press release may be obtained at www.pinnacleglobal.com.

IN ADDITION TO THE HISTORICAL INFORMATION, THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS REGARDING PINNACLE GLOBAL GROUP, INC.'S EXPECTED FUTURE BUSINESS AND PROSPECTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON CURRENT EXPECTATIONS AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY SUCH STATEMENT. THESE RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, INCLUDE BUT ARE NOT LIMITED TO (1) TRADING VOLUME IN THE SECURITIES MARKETS; (2) VOLATILITY OF THE SECURITIES MARKETS AND INTEREST RATES; (3) CHANGES IN REGULATORY REQUIREMENTS WHICH COULD AFFECT THE DEMAND FOR THE COMPANY'S SERVICES OR THE COST OF DOING BUSINESS; (4) GENERAL ECONOMIC CONDITIONS, BOTH DOMESTIC AND FOREIGN, ESPECIALLY IN THE REGIONS WHERE THE COMPANY DOES BUSINESS; (5) CHANGES IN THE RATE OF INFLATION AND RELATED IMPACT ON SECURITIES MARKETS; (6) COMPETITION FROM EXISTING FINANCIAL INSTITUTIONS AND OTHER NEW PARTICIPANTS IN THE SECURITIES MARKETS; (7) LEGAL DEVELOPMENTS AFFECTING THE LITIGATION EXPERIENCE OF THE SECURITIES INDUSTRY; (8) SUCCESSFUL IMPLEMENTATION OF TECHNOLOGY SOLUTIONS AND (9) DEMAND FOR THE COMPANY'S SERVICE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT.

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